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                                                                 EXHIBIT 10.2

                              TERM PROMISSORY NOTE


$2,100,000.00                  Fort Worth, Texas              September 24, 1996

         PROMISE TO PAY. For value received, on or before February 28, 2002 ("Maturity Date"), AMERICAN HOMESTAR CORPORATION, a Texas corporation, and OAK CREEK HOUSING CORPORATION, a Texas corporation (collectively "Borrowers"), jointly and severally promise to pay to the order of BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank") at its offices in Tarrant County, Texas at 500 Throckmorton Street, Fort Worth, Texas, 76102, the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which has been advanced to Borrowers under this Promissory Note ("Note"), together with interest on such portion of the Total Principal Amount which has been advanced to Borrowers from the date advanced until paid at the rates per annum provided below.

         DEFINITIONS. For purposes of this Note, unless the context otherwise requires, certain terms used herein shall be defined as follows:

         "Adjusted LIBOR Rate" means with respect to each Interest Period, an amount equal to the sum of (i) two percent (2.0%), plus, (ii) the LIBOR Rate with respect to such Interest Period. Each determination by Bank of the Adjusted LIBOR Rate shall, in the absence of manifest error, be conclusive and binding.

         "Base Rate" means the rate established from time to time by Bank as its Base Rate of interest (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers).

         "Base Rate Balance" means the principal balance of this Note bearing interest at a rate based upon the Base Rate.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

         "Consequential Loss" means, with respect to Borrowers' payment of all or any portion of the then-outstanding principal amount of any LIBOR Balance on a day other than the last day of the Interest Period related thereto, any loss, cost, or expense incurred by Bank in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by Bank on redepositing such principal amount, but excluding taxes on the income of Bank imposed by any governmental authority.




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         "Contract Rate"  means the Adjusted LIBOR Rate or the Base Rate, as in effect from time to time under this Note.

         "Dollars" means lawful currency of the United States of America.

         "Excess Interest Amount" means, on any date, the amount by which (i) the amount of all interest which would have accrued prior to such date on the principal of this Note, had the applicable Contract Rate at all times been in effect without limitation by the Maximum Rate, exceeds (ii) the aggregate amount of interest accrued on this Note on or prior to such date as limited by the Maximum Rate.

         "Interest Notice" means the notice given by Borrowers to Bank of an Interest Option selected hereunder. Each Interest Notice given by Borrowers under this Note shall be irrevocable and must be given not later than 10:00 a.m. (Fort Worth, Texas time) on a day which is not less than the number of Business Days or LIBOR Business Days required below for an Interest Option. Borrowers may deliver to Bank written instructions for renewal or conversion of Interest Options that will be effective until revoked or modified by Borrowers.

         "Interest Option" means Borrowers' option to select an Adjusted LIBOR Rate or the Base Rate, as described more fully below.

         "Interest Payment Date" means the first day of each month hereafter and on the Maturity Date.

         "Interest Period" means, with respect to any LIBOR Balance, a period commencing: (i) on any date which, pursuant to an Interest Notice, the principal amount of such LIBOR Balance begins to accrue interest at the Adjusted LIBOR Rate, or (ii) the Business Day following the last day of the immediately preceding Interest Period in the case of a rollover to a successive Interest Period, and ending 30, 60, or 90 days thereafter as Borrowers shall elect in accordance with the provisions hereof; provided that: (A) any Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall be extended to the succeeding LIBOR Business Day and (B) any Interest Period which would otherwise end after the Maturity Date shall end on the Maturity Date.

         "LIBOR Balance" means the principal balance of this Note, which, pursuant to an Interest Notice, bears interest at the Adjusted LIBOR Rate.

         "LIBOR Business Day" means a day on which dealings in Dollars are carried out in the London interbank Eurodollar market.

         "LIBOR Rate" means the rate of interest per annum at which deposits in Dollars are offered by the major London clearing banks, as reported by Knight-Ridder news service (or such other similar news reporting service as Bank may subscribe to at the time such LIBOR Rate is determined), in the London interbank Eurodollar market for a period of time equal or comparable to an Interest Period and in an amount equal to or comparable to the principal amount of the





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LIBOR Balance to which such Interest Period relates.  The LIBOR Rate for the
Interest Period to which it relates shall (i) be determined as of 11:00 a.m. (London, England time) two (2) LIBOR Business Days prior to the first day of such Interest Period, and (ii) shall be rounded upward, if necessary, to the nearest one-hundredth of one percent.

         "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrowers from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

         PAYMENTS OF INTEREST AND PRINCIPAL. The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

         (a) the principal of this Note shall be due and payable in sixty-four (64) equal monthly installments in the amount of $11,667 each, plus all accrued but unpaid interest thereon, commencing on the first (1st) day of November, 1996, and continuing on the first (1st) day of each month thereafter until maturity; and

         (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

All payments and prepayments of principal of or interest on this Note shall be made in Dollars in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrowers. The books and records of Bank shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note. Should the principal of, or any interest on, this Note become due and payable on any day other than a Business Day, the payment date shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. Payments made to Bank by Borrowers hereunder shall be applied first to accrued but unpaid interest and then to outstanding principal.

         ACCRUAL OF INTEREST. The unpaid principal of the Base Rate Balance shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (i) the Base Rate or (ii) the Maximum Rate. The unpaid principal of each LIBOR Balance shall bear interest at a rate per annum which shall be equal to the lesser of (i) the Adjusted LIBOR Rate for the Interest Period in effect with respect to such LIBOR Balance, or (ii) the Maximum Rate. Each change in the Base Rate shall become effective without prior notice to Borrowers automatically as of the opening of business on the date of such change in the Base Rate. Interest on this Note shall be calculated on the basis of the actual days elapsed, but computed as if each year consisted of 365 days.

         INTEREST OPTIONS. Subject to the provisions hereof, Borrowers shall have the option (the "Interest Option") of having the unpaid principal balance of this Note bear interest at the





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Adjusted LIBOR Rate or the Base Rate; provided, however, that only five (5)
Interest Period options shall be in effect at any one time during the term hereof and the selection of the Adjusted Libor Rate for a particular Interest Period shall be for no less than $100,000 of unpaid principal and in even multiples of $100,000 in principal. The Interest Option shall be exercised in the manner provided below:

         (a) At Time of Advance. With each request for an Advance by Borrowers, Borrowers shall give Bank an Interest Notice indicating the Interest Option selected with respect to the principal balance of the Advance.

         (b) Conversion From Base Rate. During any period in which the principal hereof bears interest at the Base Rate, Borrowers shall have the right, on any LIBOR Business Day (the "Conversion Date"), to convert the entire principal balance owed on the Note from the Base Rate Balance to a LIBOR Balance by giving Bank an Interest Notice of such selection at least two (2) LIBOR Business Days prior to the Conversion Date.

         (c) At Expiration of Interest Periods. At least two (2) LIBOR Business Days prior to the termination of each Interest Period, Bank shall receive from Borrowers an Interest Notice indicating the Interest Option to be applicable to the corresponding LIBOR Balance upon the expiration of such Interest Period. If the required Interest Notice shall not have been timely received by Bank, Borrowers shall be deemed to have selected the Base Rate to be applicable to the applicable LIBOR Balance upon the expiration of the Interest Period and to have given Bank notice of such selection.

         INTEREST RECAPTURE. If on each Interest Payment Date or any other date on which interest payments are required hereunder, Bank does not receive interest on this Note computed at the Base Rate or Adjusted LIBOR Rate (the "Contract Rate") because such Contract Rate exceeds or has exceeded the Maximum Rate, then Borrowers shall, upon the written demand of Bank, pay to Bank in addition to the interest otherwise required to be paid hereunder, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of such later Interest Payment Date); provided that in no event shall Borrowers be required to pay, for any Interest Period, interest at a rate exceeding the Maximum Rate effective during such period.

         INTEREST ON PAST DUE AMOUNTS. To the extent any interest is not paid on or before the date it becomes due and payable, Bank may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, upon acceleration of the maturity hereof following an uncured Event of Default (as hereinafter defined) or at the Maturity Date, all principal of this Note shall, at the option of Bank, bear interest at the Maximum Rate until paid.

         SPECIAL PROVISIONS FOR LIBOR PRICING. The Loan Agreement contains special provisions addressing unavailability or illegality of LIBOR pricing and possible additional costs which Borrowers will reimburse to Bank with respect to LIBOR Loans.





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         LOAN AGREEMENT/SECURITY.  This Note is subject to the terms and provisions of a Loan Agreement dated September 24, 1996 (the "Loan Agreement"), by and between Borrowers, Bank, and others. This Note is secured by, inter alia, all liens and security interests created or described in the Loan Agreement. This Note, the Loan Agreement, and all other documents evidencing, securing, governing, guaranteeing, or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

         PREPAYMENTS; CONSEQUENTIAL LOSS. Borrowers may from time to time prepay all or any portion of the principal of this Note without premium or penalty, except as set forth herein. Any prepayment made hereunder shall be made together with all interest accrued but unpaid on this Note through the
date of such prepayment.   If Borrowers make any prepayment of principal with
respect to any LIBOR Balance on any day prior to the last day of the Interest Period applicable to such LIBOR Balance, Borrowers shall reimburse the Bank on demand the Consequential Loss incurred by Bank as a result of the timing of such payment. A certificate of Bank setting forth the basis for the determination of a Consequential Loss shall be delivered to Borrowers and shall, in the absence of manifest error, be prima facie evidence as to such determination and amount.

         BUSINESS LOAN. Borrowers agree that no advances under this Note shall be used for personal, family, or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

         EVENT OF DEFAULT. Borrowers agree that upon the occurrence of any one or more of the following events of default ("Event of Default"):

         (a) failure of Borrowers to pay any installment of principal of or interest on this Note or on any other indebtedness of either Borrowers to Bank when due; or

         (b) the occurrence of any Event of Default specified in any of the other Loan Documents; or

         (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

and the expiration of any notice and cure period provided in the Loan Agreement, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.





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         NO WAIVER BY BANK.  The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

         USURY SAVINGS CLAUSE. This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby, and all provisions shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is the express intent of Borrowers and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrowers), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrowers for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrowers to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or





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hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under such Article 5069-1.04, as amended, or under other applicable law by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         CHAPTER 15 INAPPLICABLE. In no event shall TEX. REV. CIV. STAT. ANN. art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that TEX. REV. CIV. STAT. ANN. art. 5069-1.04, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

         ATTORNEYS FEES. If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrowers agree to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys fees.

         BORROWERS WAIVER. Except as expressly provided herein, Borrowers and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.





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         APPLICABLE LAW.  THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

         CAPTIONS. Captions used herein are for convenience only and should not be used in interpreting this Note.



                                            BORROWERS:

                                            AMERICAN HOMESTAR CORPORATION


                                            By: /s/ Laurence A. Dawon, Jr.
                                               --------------------------------
                                                    Laurence A. Dawson, Jr.,
                                                    President

                                            OAK CREEK HOUSING CORPORATION

                                            By: /s/ Laurence A. Dawon, Jr.
                                               --------------------------------
                                                    Laurence A. Dawson, Jr.,
                                                    President





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